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Tesco Corporation Announces Settlement of Patent Infringement Claims

Against Fluid Design Solutions

For Immediate Release

Trading Symbol:

"TESO" on NASDAQ

"TEO" on TSX

December 13, 2007

Houston, Texas--Tesco Corporation ("TESCO") announced today that it had reached a settlement in its patent litigation against Fluid Design Solutions, Inc. ("FDS").

Julio Quintana, TESCO's President and CEO said, "FDS and TESCO have resolved all claims and disputes related to TESCO's Portable Top Drive patent. All actions have been dismissed. The terms of the settlement are confidential. However, in addition to other terms, TESCO has been granted marketing rights by FDS to sell their pipe handling and makeup/breakout units. These FDS products, sold in conjunction with TESCO's Top Drives, will allow TESCO to offer a more complete automation package to our Top Drive customers."

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry, including TESCO Top Drives, the TESCO Casing Drive System™ and other rig floor solutions. The Company's strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:

Anthony Tripodo (713) 359-7000

Tesco Corporation

FORWARD-LOOKING STATEMENTS

This presentation contains statements that may constitute "forward-looking statements" within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements include, among others, statements regarding expectations of future revenues, activities, capital expenditures and earnings and technical results. These statements are based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ from those anticipated. These risks include, but are not limited to: the background risks of the drilling services industry (e.g. operational risks; potential delays or changes in plans with respect to customers' exploration or development projects or capital expenditures; the uncertainty of estimates and projections relating to levels of rental activities; uncertainty of estimates and projections of costs and expenses; risks in conducting foreign operations (e.g. political and fiscal instability) and exchange rate fluctuations); uncertainty and risks in technical results and performance of technology; and other uncertainties.